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                                                                   EXHIBIT 23.11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated August 22, 1996 relating to the financial statements of L.A. Video, Inc. (DBA First Choice Video) and First Choice Video, Inc. which appear in such Prospectus.

Dohmer, Louis & Stephens, Inc.

Dayton, Ohio
October 30, 1996